UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) — September 3, 2010
ONCOR ELECTRIC DELIVERY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	333-100240 (Commission File Number)	75-2967830 (I.R.S. Employer Identification No.)
1601 Bryan Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including Area Code — (214) 486-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.
          On September 3, 2010, Oncor Electric Delivery Company LLC (“Oncor”) entered into a Second Amendment (the “Amendment”) to the Deed of Trust, Security Agreement and Fixture Filing, dated as of May 15, 2008 (as amended, the “Deed of Trust”), by and between Oncor, as grantor, and The Bank of New York Mellon (formerly, The Bank of New York), as collateral agent. The lien of the Deed of Trust secures obligations under Oncor’s revolving credit facility and certain indentures of Oncor through a pledge of Oncor’s property. Prior to execution of the Amendment, the Deed of Trust provided that Oncor may release the lien upon satisfaction and discharge of all of its obligations under its revolving credit facility. The Amendment eliminated this ability to release the lien once all of Oncor’s obligations are satisfied and discharged under its revolving credit facility.
     The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
Exhibits.

Exhibit No.	Description
10.1
Second Amendment to Deed of Trust, Security Agreement and Fixture Filing dated as of September 3, 2010 by and between Oncor Electric Delivery Company LLC, as Grantor, to and for the benefit of The Bank of New York Mellon, as Collateral Agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC
By:	/s/ John M. Casey
John M. Casey
Vice President - Treasurer

Dated: September 3, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment to Deed of Trust, Security Agreement and Fixture Filing dated as of September 3, 2010 by and between Oncor Electric Delivery Company LLC, as Grantor, to and for the benefit of The Bank of New York Mellon, as Collateral Agent.